Exhibit 10(b)2

DEFERRED COMPENSATION PLAN FOR
OUTSIDE DIRECTORS OF ALABAMA POWER COMPANY
Amended and Restated Effective June 1, 2021

SECTION 1
Purpose and Adoption of Plan
1.1    Adoption
Alabama Power Company previously established the Deferred Compensation Plan for Outside Directors of Alabama Power Company. The Plan has been amended from time to time including an amendment and restatement dated January 1, 2000, a good faith amendment and restatement effective January 1, 2008 to comply with Code Section 409A and this amendment and restatement effective June 1, 2021. Except as otherwise provided herein and consistent with Section 1.2, the terms of the Plan as in effect prior to January 1, 2008 shall continue to be applicable to deferrals made pursuant to the Plan prior to January 1, 2008.
1.2    Pre-2005 Deferrals
Compensation paid to Directors and deferred under the Plan prior to January 1, 2005 shall be treated by the Company as not subject to Code Section 409A and therefore “grandfathered.” The Account balance (plus earnings thereon) of the “grandfathered” deferrals shall only be subject to the provisions of the Plan in effect prior to January 1, 2005 as set forth in the Provisions for Pre-2005 Deferrals Under the Deferred Compensation Plan for Outside Directors of Alabama Power Company (the “Pre-2005 Terms”). In accordance with transition rules under Code Section 409A, Internal Revenue Service Notice 2005-1, and any other applicable guidance from the Department of Treasury, the provisions of the Pre-2005 Terms are only intended to preserve the rights and features of the “grandfathered” deferrals and are, therefore, not intended to be “materially modified” with respect to any aspect of such rights and features. Provisions of the prior Plan should be so construed whenever necessary or appropriate.
SECTION 2
Purpose
The Plan provides Directors with an opportunity to defer compensation paid to them until a date following their Separation from Service.
SECTION 3
Eligibility
An individual who serves as a Director and is not otherwise actively employed by the Company or any of its subsidiaries or affiliates is eligible to participate in the Plan.
SECTION 4
Plan Periods
Except as pertains to a Director’s initial Plan Period, all Plan Periods shall be on a calendar year basis. The initial Plan Period applicable to any person elected to the Board who was not a Director on the preceding December 31, shall begin on the first day of the calendar quarter following the effective date of the Director’s election to the Board.
SECTION 5
Elections
5.1    Cash Compensation
(a)    Prior to the beginning of a Plan Period, a Director may direct that payment of all or any portion of Cash Compensation that otherwise would be paid to the Director for the Plan Period, be deferred in amounts as designated by the Director, and credited to (i) a Prime Rate Investment Account, (ii) a Phantom Stock Investment Account, or (iii) a Deferred Stock Account. With respect to a Director’s initial Plan Period, such deferral election shall be made in a timely manner prior to the commencement of the Plan Period in accordance with requirements established by the Board consistent with Section 4. Upon the Director’s Separation from Service, such deferred compensation and accumulated investment return held in the Director’s Deferred Compensation Accounts shall be distributed to the Director in accordance with the Director’s Distribution Election and the provisions of Section 7.
(b)    An election to defer Cash Compensation is irrevocable for a Plan Period. Such an election shall continue from Plan Period to Plan Period unless the Director timely changes his or her election to defer Cash Compensation payable in a future Plan Period prior to the beginning of such future Plan Period.
(c)    Cash Compensation deferred under this Section 5.1 shall be invested in Deferred Compensation Accounts as directed by the Director prior to the Compensation Payment Date in accordance with procedures established by the Board.
5.2    Stock Retainer
(a)    Prior to the beginning of a Plan Period, a Director may direct that payment of all of the Stock Retainer that otherwise would be paid to the Director for the Plan Period, be deferred by the Director, and credited to the Director’s Deferred Stock Account. Such deferred compensation and accumulated investment return held in the Director’s Deferred Stock Account shall be distributed to the Director in accordance with the Director’s Distribution Election and the provisions of Section 7.
(b)    An election to defer the Stock Retainer is irrevocable for a Plan Period. Such an election shall continue from Plan Period to Plan Period unless the Director timely changes the Director’s election to defer the Director’s Stock Retainer paid in a future Plan Period prior to the beginning of such future Plan Period.
(c)    Any Stock Retainer deferred under this Section 5.2 shall be invested in the Deferred Stock Account.

5.3    No Transfers Between Deferred Compensation Accounts
A Participant may not transfer any portion of the Participant’s Deferred Compensation Account(s) to another Deferred Compensation Account(s).
5.4    Distribution Election
(a)    Except as set forth in Section 5.4(b), prior to the initial establishment of a Deferred Compensation Account for a Director, the Director must elect that upon Separation from Service the values and quantities held in the Director’s Deferred Compensation Accounts be distributed to the Director, pursuant to the provisions of Section 7 in a single lump sum or in a series of annual or quarterly installments not to exceed fifteen (15) years; provided that the Board may establish in writing alternative installment payment schedules for any or all of the Deferred Compensation Accounts. In accordance with this Section 5.4(a), distributions from the Prime Rate Investment Account and Phantom Stock Investment Account can be in a lump sum or in annual or quarterly installments. In accordance with this Section 5.4(a), distributions from the Deferred Stock Account can be lump sum or annual installments. The time for the commencement of distributions shall be elected by the Director and shall not be later than the first of the month coinciding with or next following the second anniversary of the Director’s Separation from Service. Notwithstanding the foregoing, a Director may elect to modify his or her distribution election to delay distribution under this Section 5.4 provided that such modification is subject to the requirements of the Modification Delay.
(b)    In the event a Director has transferred to the Board and has Deferred Compensation Accounts established under Section 6.4, then upon the Director’s Separation from Service the Transferred Amounts and accumulated investment return held in the Deferred Compensation Accounts shall be distributed to the Director in accordance with the Director’s distribution election in effect under the applicable deferred compensation plan for directors of Alabama Power Company, Georgia Power Company, Mississippi Power Company, or Southern Company Gas on the date the Director transferred to the Board, and the provisions of Section 7, unless such distribution election is modified to delay distribution pursuant to Section 5.4(a).
5.5    Beneficiary Designation
A Director or former Director may designate a beneficiary to receive distributions from the Plan in accordance with the provisions of Section 7 upon the death of the Director. The beneficiary designation may be changed by a Director or former Director at any time, and without the consent of the prior beneficiary, except as required under applicable law.
5.6    Form of Election
All elections pursuant to the provisions of this Section 5 of the Plan shall be made in writing to the Secretary of the Company or Assistant Secretary of the Company or such other person designated by the Board on a form or forms available upon request.

SECTION 6
Accounts
6.1    Prime Rate Investment Account
A Prime Rate Investment Account shall be established for each Director electing deferral of Cash Compensation for investment at the Prime Interest Rate. The amount of Cash Compensation directed by a Director to be credited to the Prime Rate Investment Account shall be credited to it as of the Compensation Payment Date, as applicable, and credited thereafter with interest computed using the Prime Interest Rate. Interest shall be computed from the date such compensation is credited to the account and compounded quarterly at the end of each calendar quarter. The Prime Interest Rate in effect on the first day of a calendar quarter shall be deemed the Prime Interest Rate in effect for that entire quarter. Interest shall accrue and compound on any balance until the amount credited to the account is fully distributed.
6.2    Phantom Stock Investment Account
(a)    If a Director elects to direct deferred amounts into the Phantom Stock Investment Account, then, on the applicable Compensation Payment Date, the Director’s Phantom Stock Investment Account shall be credited with a number of Phantom Stock Units equal to (i) the amount deferred into the Phantom Stock Investment Account, divided by (ii) the Market Value on such date, and rounded to the nearest ten-thousandth.
(b)    On the date of the payment of dividends on the Common Stock, a Director’s Phantom Stock Investment Account shall be credited with additional Phantom Stock Units, as follows:
(i)    In the case of dividends payable in cash or property other than cash or Common Stock, a number of Phantom Stock Units equal to (A) the cash or fair market value of any dividends declared and made with respect to the Common Stock payable in cash or other property which the Director would have received had the Director been the owner on the record dates for the payment of such dividends of the number of shares of Common Stock equal to the number of Phantom Stock Units in the Director’s Phantom Stock Investment Account on such dates, divided by (B) the Market Value on the dividend payment date, rounded to the nearest ten-thousandth; or
(ii)    In the case of dividends payable in Common Stock, a number of Phantom Stock Units equal to the number of shares of Common Stock to which the Director would have been entitled as Common Stock dividends had such Director been the owner on the record dates for the payments of such stock dividends of the number of shares of Common Stock equal to the number of Phantom Stock Units credited to the Director’s Phantom Stock Investment Account on such dates, rounded to the nearest ten-thousandth.
(c)    In the event of (i) a corporate event or transaction involving Southern that results in a change in the Common Stock, or an exchange of Common Stock for cash, securities other than Common Stock, or other property (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares), or (ii) any transaction between Southern and the holders of Common Stock that causes the per-share value of the Common Stock to change (including, without limitation, any conversion of shares, share dividend, share split, spin-off, rights offering, or large non-ordinary cash dividend), the Board shall make such equitable adjustments to the Phantom Stock Units as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Notwithstanding the preceding sentence and in any event, any adjustment shall comply with the requirements of Section 409A of the Code.
6.3    Deferred Stock Account
(a)    If a Director elects to direct deferred amounts into the Deferred Stock Account, then, on the applicable Compensation Payment Date, the Director’s Deferred Stock Account shall be credited with a number of Deferred Stock Units equal to (i) the amount deferred into the Deferred Stock Account, divided by (ii) the Market Value on the Compensation Payment Date, and rounded to the nearest ten-thousandth; provided, however, that the Board may adopt another valuation method so long as such method is communicated in writing to Participants prior to the commencement of the Plan Period during which such valuation method will apply.
(b)    If a Director elects to defer a Stock Retainer under Section 5.2, then on the applicable Compensation Payment Date, the Director’s Deferred Stock Account shall be credited with a number of Deferred Stock Units equal to the number of shares of Common Stock the Director would have received for such Stock Retainer if it had not been deferred.
(c)    On the date of the payment of dividends on the Common Stock, a Director’s Deferred Stock Account shall be credited with additional Deferred Stock Units, as follows:
(i)    In the case of dividends payable in cash or property other than cash or Common Stock, a number of Deferred Stock Units equal to (A) the cash or fair market value of any dividends declared and made with respect to the Common Stock payable in cash or other property which the Director would have received had the Director been the owner on the record dates for the payment of such dividends of the number of shares of Common Stock equal to the number of Deferred Stock Units in the Director’s Deferred Stock Account on such dates, divided by (B) the Market Value on the dividend payment date, rounded to the nearest ten-thousandth; provided, however, that the Board may adopt another valuation method so long as such method is communicated in writing to Participants prior to the commencement of the Plan Period during which such valuation method will apply; or
(ii)    In the case of dividends payable in Common Stock, a number of Deferred Stock Units equal to the number of shares of Common Stock to which the Director would have been entitled as Common Stock dividends had such Director been the owner on the record dates for the payments of such stock dividends of the number of shares of Common Stock equal to the number of Deferred Stock Units credited to the Director’s Deferred Stock Account on such dates, rounded to the nearest ten-thousandth.

(d)    Except as expressly provided in this Plan, a Director shall have no rights as a stockholder of Southern with respect to Common Stock credited to the Director’s Deferred Stock Account unless and until such Common Stock is paid to the Director.
(e)    In the event of (i) a corporate event or transaction involving Southern that results in a change in the Common Stock, or an exchange of Common Stock for cash, securities other than Common Stock, or other property (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares), or (ii) any transaction between Southern and the holders of Common Stock that causes the per-share value of the Common Stock to change (including, without limitation, any conversion of shares, share dividend, share split, spin-off, rights offering, or large non-ordinary cash dividend), the Board shall make such equitable adjustments to the Deferred Stock Units as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Notwithstanding the preceding sentence and in any event, any adjustment shall comply with the requirements of Section 409A of the Code.
6.4    Transferred Amounts
(a)    As soon as administratively practicable, the Company shall establish for a Director transferring to the Board from the Southern Board or from the board of directors of Georgia Power Company, Mississippi Power Company, or Southern Company Gas such Deferred Compensation Accounts as are necessary to implement Section 6.4(b).
(b)    Any Transferred Amounts will be credited to the Deferred Compensation Account(s) established that are comparable to the deferred compensation accounts to which such amounts were credited under the applicable deferred compensation plan for directors of Southern, Georgia Power Company, Mississippi Power Company, or Southern Company Gas as soon as administratively practicable following the date the Transferred Amounts are transferred to the Plan. Thereafter, the Transferred Amounts shall be credited with investment returns as applicable under this Section 6 of the Plan.
SECTION 7
Distributions
7.1    Manner of Distribution
Upon a Director’s Separation from Service, the amount credited to a Director’s Deferred Compensation Accounts will be paid to the Director or the Director’s beneficiary, as applicable, in the following manner:
(a)    the amount credited to a Director’s Prime Rate Investment Account and Phantom Stock Investment Account shall be paid in cash; and
(b)    the amount credited to a Director’s Deferred Stock Account shall, except as otherwise provided in Section 6.3 and Section 9.5, or to the extent the Company is otherwise, in the reasonable judgment of the Board, precluded from doing so, be paid in shares of Common

Stock (with any fractional share interest therein paid in cash to the extent of the then Market Value thereof).
Such payments shall be from the general assets of the Company (including the Deferred Cash Trust and the Deferred Stock Trust) in accordance with this Section 7.
Notwithstanding the foregoing, in the event the Company enters into an agreement described in Section 7.3 with respect to a Director prior to the Director’s Separation from Service, the Company shall have no obligation to make distributions to the Director under this Section 7.1 in connection with such Director’s Separation from Service.
7.2    Timing of Distribution(s)
Subject to Section 5.4, deferred amounts shall be paid in the form of (i) a lump sum payment, or (ii) in approximately equal annual or quarterly installments, as elected by the Director. Such payments shall be made (or shall commence) as soon as practicable following the Separation from Service except that such period shall not exceed ninety (90) days as permitted by Code Section 409A or, if so elected by the Director in the Distribution Election, up to twenty-four (24) months following such Separation from Service.
If at the time of a Director’s Separation from Service, the Director’s Deferred Compensation Accounts have a cumulative balance of less than the limit in effect under Code Section 402(g)(1)(B), the balance of the Deferred Compensation Accounts may be distributed in a single lump sum payment.
If the Director elected to receive annual or quarterly installments, the first installment shall be equal to the balance in the Director’s Deferred Compensation Accounts on such date divided by the number of annual or quarterly installment payments. Each subsequent annual or quarterly payment shall be an amount equal to the balance in the Director’s Deferred Compensation Accounts on the date of payment divided by the number of the then-remaining annual or quarterly payments and shall be paid on the next appropriate date of payment.
The Market Value of any shares of Common Stock credited to a Director’s Phantom Stock Investment Account shall be determined as of the date of any lump sum or installment distribution as determined by the Board.
Upon the death of a Director, or a former Director prior to the payment of all amounts credited to the Director’s Deferred Compensation Accounts, the unpaid balance shall be paid in a lump sum to the designated beneficiary of such Director or former Director within sixty (60) days of the date of death as permitted by Code Section 409A. In the event a beneficiary designation has not been made, or the designated beneficiary is deceased or cannot be located, payment shall be made to the estate of the Director or former Director.
To the maximum extent permitted under Treasury Regulations § 1.409A-3(i)(3), the Board, in its sole discretion, may determine to pay an amount credited to a Director’s Deferred Compensation Accounts on account of an unforeseeable emergency.

The Market Value of any shares of Common Stock credited to a Director’s Phantom Stock Investment Account shall be determined as of the date of any lump sum or installment distribution as determined by the Board.
7.3    Transfers
If the Company enters into a written agreement with the parent, subsidiary, affiliate or former affiliate of the Company under which the parent or subsidiary, affiliate or former affiliate assumes the liability for a Director’s benefits accrued under the Plan in connection with, but prior to, such Director’s Separation from Service and the Director either has been or will be elected to the board of directors of such parent or subsidiary, affiliate or former affiliate of the Company, the liability for the Director’s benefits which have accrued under the Plan as of the date the Director Separates from Service shall be transferred from the Company to the parent or subsidiary, affiliate or former affiliate of the Company, and the Company shall have no further obligation to make any distributions to the Director under Section 7.1 or any other section herein. For the avoidance of doubt, the event described in the preceding sentence shall not constitute a distribution event whereby deferred amounts under the Plan are paid to the Director in accordance with this Section 7.
SECTION 8
Funding Change in Control and Other Special Provisions
8.1    Funding Change in Control
Notwithstanding any other terms of the Plan to the contrary, following a Funding Event, the provisions of this Section 8 shall apply to the payment of benefits under the Plan with respect to any Director who is a Participant on such date.
8.2    Funding of Trusts
The Deferred Cash Trust and the Deferred Stock Trust (collectively “Trusts”) have been established to hold assets of Southern and the Participating Companies under certain circumstances as a reserve for the discharge of the Company’s obligations under the Plan. In the event of a Funding Event involving a Funding Change in Control, the Company shall be obligated to immediately contribute such amounts to the Trusts as may be necessary to fully fund all benefits payable under the Plan in accordance with the procedures set forth in Section 8.3 hereof. All assets held in the Trusts remain subject only to the claims of the general creditors of Southern and the respective Participating Company (or Participating Companies) under federal or state law in the event of Insolvency (as defined in the Trusts). No Participant has any preferred claim on, or beneficial ownership interest in, any assets of the Trusts before the assets are paid to the Participant and all rights created under the Trusts, as under the Plan, are unsecured contractual claims of the Participant against the Company.
8.3    Funding Timing and Dispute Resolution
As soon as practicable following a Funding Event, the Company shall contribute to each Trust an amount based upon the funding strategy adopted by the Trust Administrator with the assistance of an appointed actuary necessary to fulfill the Company’s obligations pursuant to this Section 8. In the event of a dispute over such actuary’s determination with respect to either or both Trusts, the Company and any complaining Participant(s) shall refer such dispute to an independent, third party actuarial consultant, chosen by the Company and such Participant. If the Company and the Participant cannot agree on an independent, third party actuarial consultant, the actuarial consultant shall be chosen by lot from an equal number of actuaries submitted by the Company and the applicable Trust Administrator. Any such referral shall only occur once in total and the determination by the third-party actuarial consultant shall be final and binding upon both parties. The Company shall be responsible for all of the fees and expenses of the independent actuarial consultant.
8.4    Lump Sum Payment
In the event of a Funding Change in Control, notwithstanding anything to the contrary in the Plan, upon a Director’s Separation from Service, that amount in the Deferred Compensation Plan Account(s) of a Participant who was a Director determined as of the date of such Funding Change in Control shall be paid out in a lump sum provided that such Separation from Service occurred within two calendar years following the Funding Change in Control and that such Funding Change in Control constitutes a change in control event for purposes of Code Section 409A. The lump sum payment shall be made within ninety (90) days of such Separation from Service as permitted by Code Section 409A.
SECTION 9
General Provisions
9.1    In the event that the Company shall decide to establish an advance accrual reserve on its books against the future expense of payments from any Deferred Compensation Accounts, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Company, subject to claims of the Company’s creditors.
9.2    A person entitled to any amount under this Plan shall be a general unsecured creditor of the Company with respect to such amount. Furthermore, a person entitled to a payment or distribution with respect to a Deferred Compensation Account shall have a claim upon the Company only to the extent of the balance in such person’s Deferred Compensation Accounts.
9.3    The Company will pay all commissions, fees, and expenses that may be incurred in operating the Plan.
9.4    The Company will pay its prorated share of all commissions, fees, and expenses that may be incurred in operating any trust(s) established under the Plan (including the Deferred Stock Trust and the Deferred Cash Trust).
9.5    Notwithstanding any other provision of this Plan:
(a)    elections under this Plan may only be made by Directors while they are directors of the Company; (with the exception of the designation of beneficiaries); and

(b)    distributions otherwise payable to a Director in the form of Common Stock or other corporation’s stock shall be delayed and/or instead paid in cash in an amount equal to the fair market value thereof if such payment in stock would violate any federal or State securities laws (including Section 16(b) of the Securities Exchange Act of 1934, as amended) and/or rules and regulations promulgated thereunder.
9.6    Directors, their legal representatives and their beneficiaries shall have no right to anticipate, alienate, sell, assign, transfer, pledge or encumber their interests in the Plan, nor shall such interests be subject to attachment, garnishment, levy or execution by or on behalf of creditors of the Directors or of their beneficiaries.
SECTION 10
Administration
10.1    General Provisions
The Board shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan as may be more particularly set forth herein. The Board shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan. Any such determination by the Board shall be conclusive and binding on all persons. The Board shall be the Plan’s agent for service of process. The Board may designate a committee of the Board to be responsible for administering the Plan.
The Board may delegate to such officers, employees, or departments of the Company or Southern, such authority, duties, and responsibilities of the Board as it, in its sole discretion, considers necessary or appropriate for the proper and efficient operation of the Plan, including, without limitation, (i) interpretation of the Plan, (ii) approval and payment of claims, and (iii) establishment of procedures for administration of the Plan.
10.2    Claims Process
If a claim for benefits under the Plan is denied, in whole or in part, the Board will provide a written notice of the denial within a reasonable period of time, but not later than 90 days after the claim is received. If special circumstances require more time to process the claim, the Board will issue a written explanation of the special circumstances prior to the end of the 90 day period and a decision will be made as soon as possible, but not later than 180 days after the claim is received.
The written notice of claim denial will include:
•    Specific reasons why the claim was denied;
•    Specific references to applicable provisions of the Plan document or other relevant records or papers on which the denial is based, and information about where a Participant or the Participant’s beneficiary may see them;

•    A description of any additional material or information needed to process the claim, and an explanation of why such material or information is necessary; and
•    An explanation of the claims review procedure, including the time limits applicable to such procedure, as well as a statement notifying the Participant or the Participant’s beneficiary of their right to file suit if the claim for benefits is denied, in whole or in part, on review.
Upon request, a Participant or the Participant’s beneficiary will be provided without charge, reasonable access to, and copies of, all non-confidential documents that are relevant to any denial of benefits. A claimant has 60 days from the day the claimant receives the original denial to request a review. Such request must be made in writing and sent to the Board. The request should state the reasons why the claim should be reviewed and may also include evidence or documentation to support the claimant’s position.
The Board will reconsider the claimant’s claim, taking into account all evidence, documentation, and other information related to the claim and submitted on the claimant’s behalf, regardless of whether such information was submitted or considered in the initial denial of the claim. The Board will make a decision within 60 days. If special circumstances require more time for this process, the claimant will receive written explanation of the special circumstances prior to the end of the initial 60 day period and a decision will be sent as soon as possible, but not later than 120 days after the Board receives the request.
No legal action to recover benefits or enforce or clarify rights under a Plan can be commenced until the Participant or the Participant’s beneficiary has first exhausted the claims and review procedures provided under the Plan.
SECTION 11
Definitions
11.1    “Beneficial Ownership” means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.
11.2    “Board” or “Board of Directors” means the Board of Directors of the Company. In the event the Board designates a committee of the Board to be responsible for administering the Plan under Section 10.1, the term “Board” or “Board of Directors” shall mean such committee.
11.3    “Business Combination” means a reorganization, merger or consolidation or sale of Southern with another corporation or an entity treated as a corporation for United States federal income tax purposes.
11.4    “Cash Compensation” means the annual cash retainer fees and cash meeting fees payable to a Director.
11.5    “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

11.6    “Common Stock” means the common stock of Southern including any shares into which it may be split, subdivided, or combined.
11.7    “Company” means Alabama Power Company, or any successor thereto.
11.8    “Company Change in Control” means the following:
(a)    The Consummation of an acquisition by any Person of Beneficial Ownership of 50% or more of the combined voting power of the then outstanding Voting Securities of the Company; provided, however, that for purposes of this Section 11.8, any acquisition by an Employee, or Group composed entirely of Employees, any qualified pension plan, any publicly held mutual fund or any employee benefit plan (or related trust) sponsored or maintained by Southern or any corporation Controlled by Southern shall not constitute a Change in Control;
(b)    Consummation of a reorganization, merger or consolidation of the Company (a “Company Business Combination”), in each case, unless, following such Company Business Combination, Southern Controls the corporation surviving or resulting from such Company Business Combination; or
(c)    Consummation of the sale or other disposition of all or substantially all of the assets of the Company to an entity which Southern does not Control.
11.9    “Compensation Payment Date” means the date on which compensation, including Cash Compensation and the Stock Retainer, is payable to a Director or would otherwise be payable to a Director if an election to defer such compensation had not been made.
11.10    “Consummation” means the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation’s shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or agencies.
11.11    “Control” means, in the case of a corporation, Beneficial Ownership of more than 50% of the combined voting power of the corporation’s Voting Securities, or in the case of any other entity, Beneficial Ownership of more than 50% of such entity’s voting equity interests.
11.12    “Deferred Cash Trust” means the Amended and Restated Deferred Cash Compensation Trust Agreement for Directors of The Southern Company and its Subsidiaries, as amended or amended and restated from time to time.
11.13    “Deferred Compensation Account” means the Prime Rate Investment Account, the Phantom Stock Investment Account and/or the Deferred Stock Account.
11.14    “Deferred Stock Account” means the bookkeeping account established under Section 6.3 on behalf of a Director and includes shares of Common Stock credited thereto to reflect the reinvestment of dividends.

11.15    “Deferred Stock Trust” means the Amended and Restated Deferred Stock Trust Agreement for Directors of The Southern Company and its Subsidiaries, as amended or amended and restated from time to time.
11.16    “Deferred Stock Unit” means a bookkeeping unit, having at all times a value equal to one share of Common Stock, credited to a Participant’s Deferred Stock Account.
11.17    “Director” means a member of the Board.
11.18    “Distribution Election” means the designation by a Director of the manner of distribution of the amounts and quantities held in the Director’s Deferred Compensation Accounts upon the director’s Separation from Service pursuant to Section 5.4.
11.19    “Employee” means an employee of Southern or any of its subsidiaries that are “employing companies” as defined in the Southern Company Deferred Compensation Plan as amended and restated effective June1, 2021, and as may be amended from time to time.
11.20    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
11.21    “Funding Change in Control” means any of the following:
(a)    The Consummation of an acquisition by any Person of Beneficial Ownership (during the 12-month period ending on the date of the most recent acquisition by such Person) of 35% or more of Southern’s Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions of Southern’s Voting Securities shall not constitute a Funding Change in Control:
(i)    any acquisition directly from Southern;
(ii)    any acquisition by Southern;
(iii)    any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Southern or any corporation controlled by Southern;
(iv)    any acquisition by a qualified pension plan or publicly held mutual fund;
(v)    any acquisition by an employee of Southern or its subsidiary or affiliate, or Group composed exclusively of such employees; or
(vi)    any Business Combination which would not otherwise constitute a Funding Change in Control because of the application of clauses (i), (ii) and (iii) of this Section 11.21(a);
(b)    The date a majority of members of the Southern Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Southern Board before the date of the appointment or election;

(c)    The Consummation of a Business Combination, unless, following such Business Combination, all of the following three conditions are met:
(i)    all or substantially all of the individuals and entities who held Beneficial Ownership, respectively, of Southern’s Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of Southern’s Voting Securities or all or substantially all of Southern’s assets) (such surviving or resulting corporation to be referred to as “Surviving Company”), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Southern’s Voting Securities;
(ii)    no Person (excluding any corporation resulting from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of employees or employee benefit plan (or related trust) of Southern, its subsidiaries or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 35% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination; and
(iii)    the majority of the members of the board of directors of Surviving Company during the 12-month period following the Business Combination were members of the Southern Board at the earlier of the date of execution of the initial agreement, or of the action of the Southern Board, providing for such Business Combination or such members of the board of directors of the Surviving Company are directors whose appointment or election was endorsed by a majority of the members of such Southern Board.
(d)    The Consummation of an acquisition by any Person of Beneficial Ownership (during the 12-month period ending on the date of the most recent acquisition by such Person) of 50% or more of the combined voting power of the then outstanding Voting Securities of the Company; provided, however, that for purposes of this Subsection 11.21(d), any acquisition by an employee of Southern or its subsidiary or affiliate, or Group composed entirely of such employees, any qualified pension plan, publicly held mutual fund or any employee benefit plan (or related trust) sponsored or maintained by Southern or any corporation Controlled by Southern shall not constitute a Funding Change in Control;
(e)    The Consummation of a reorganization, merger or consolidation of the Company with another corporation (a “Funding Subsidiary Business Combination”), in each case, unless, following such Funding Subsidiary Business Combination, Southern Controls the corporation surviving or resulting from such Funding Subsidiary Business Combination, or
(f)    The Consummation of the sale or other disposition of all or substantially all of the assets of the Company to an entity that Southern does not Control; provided, however, that for purposes of this subsection (f) the following sales or dispositions otherwise described herein shall not constitute a Funding Change in Control:

(i)    the sale or other disposition of all or substantially all of the assets of the Company to Southern or to a shareholder of Southern in exchange for or with respect to such shareholder’s stock of Southern;
(ii)    the sale of other disposition of all or substantially all of the assets of the Company to a Person that owns, directly or indirectly, 50% or more of the total value or voting power of the outstanding stock of Southern; or
(iii)    the sale or other disposition of all or substantially all of the assets of the Company to an entity Controlled by shareholders of Southern that hold, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of Southern.
For purposes of this Section 11.21(f) “all or substantially all of the assets” means at least 80% of the gross value of the assets of the entity immediately before the acquisition.
11.22    “Funding Event” means the occurrence of any of the following events as administratively determined by the Southern Committee:
(a)    Southern or the Company has entered into a written agreement, such as, but not limited to, a letter of intent, which, if Consummated, would result in a Funding Change in Control;
(b)    Southern, the Company or any other Person publicly announces an intention to take or to consider taking actions which, if Consummated, would result in a Funding Change in Control under circumstances where the Consummation of the announced action or intended action is legally and financially possible;
(c)    Any Person acquires Beneficial Ownership of fifteen percent (15%) or more of the Common Stock; or
(d)    The Southern Board or the Company elects to otherwise fund the Deferred Cash Trust and Deferred Stock Trust in accordance with the provisions of Section 8.
11.23    “Funding Subsidiary Business Combination” shall have the meaning set forth in Section 11.21(e) hereof.
11.24    “Group” has the meaning set forth in Section 14(d) of the Exchange Act.
11.25    “Incumbent Board” means those individuals who constitute the Southern Board as of June 1, 2021, plus any individual who shall become a director subsequent to such date whose election or nomination for election by Southern’s shareholders was approved by a vote of at least 75% of the directors then comprising the Incumbent Board. Notwithstanding the foregoing, no individual who shall become a director of the Southern Board subsequent to June 1, 2021, whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the regulations promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Southern Board shall be a member of the Incumbent Board.

11.26    “Market Value” means the closing price at which a share of the Common Stock shall have been traded on the date such Market Value is to be determined, as specified herein (or on the next preceding trading day on which a sale was reported if such date was not a trading date), as reported by the principal securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a national securities exchange, the fair market value of the shares shall be determined by the Board in good faith and in accordance with a reasonable valuation method as determined under Code Section 409A and the rules and regulations promulgated thereunder.
11.27    “Modification Delay” means that the modified election shall not take effect until twelve (12) months after the date the modified election is made, the payment which is the subject of the modified election shall be deferred five (5) years from the date previously elected by the Director, and where applicable in the case of a payment made pursuant to a fixed schedule or specified time, the modified election must be made at least twelve (12) months prior to the time payment is scheduled to be made.
11.28    “Participant” means a Director or former Director who has an unpaid Deferred Compensation Account balance under the Plan.
11.29    “Participating Companies” means those companies that are affiliated with Southern whose boards of directors have authorized the establishment of trust(s) for the funding of directors’ Deferred Compensation Accounts and for which a Participant is providing (or has provided) services.
11.30    “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.
11.31    “Phantom Stock Investment Account” means the bookkeeping account established pursuant to Section 6.2 in which a Director may elect to defer Cash Compensation or make investments, and includes amounts credited thereto to reflect the reinvestment of dividends.
11.32    “Phantom Stock Unit” means a bookkeeping unit, having at all times a value equal to one share of Common Stock, credited to a Participant’s Phantom Stock Investment Account.
11.33    “Plan” means the Deferred Compensation Plan for Outside Directors of Alabama Power Company as from time to time in effect.
11.34    “Plan Period” means the period designated in Section 4.
11.35    “Preliminary Change in Control” means the occurrence of any of the following as determined by the Southern Committee:
(a)    Southern or the Company has entered into a written agreement, such as, but not limited to, a letter of intent, which, if Consummated, would result in a Southern Change in Control or a Company Change in Control, as the case may be;
(b)    Southern, the Company or any Person publicly announces an intention to take or to consider taking actions which, if Consummated, would result in a Southern Change in Control or a Company Change in Control under circumstances where the Consummation of the announced action or intended action is legally and financially possible;
(c)    Any Person becomes the Beneficial Owner of fifteen percent (15%) or more of the Common Stock; or
(d)    The Southern Board or the Board has declared that a Preliminary Change in Control has occurred.
11.36    “Prime Interest Rate” means the prime rate of interest as published in the Wall Street Journal or its successor on the first day of the applicable calendar quarter.
11.37    “Prime Rate Investment Account” means the bookkeeping account established pursuant to Section 6.1 in which a Director may elect to defer Cash Compensation or make investments, the investment return on which is computed at the Prime Interest Rate.
11.38    “Separation from Service” means a separation from service as such term is defined in Code Section 409A or any other applicable regulations or guidance from the Department of Treasury.
11.39    “Southern” means The Southern Company.
11.40    “Southern Board” means the Board of Directors of Southern.
11.41    “Southern Change in Control” means any of the following:
(a)    The Consummation of an acquisition by any Person of Beneficial Ownership of 20% or more of Southern’s Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions of Southern’s Voting Securities shall not constitute a Change in Control:
(i)    any acquisition directly from Southern,
(ii)    any acquisition by Southern,
(iii)    any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Southern or any corporation controlled by Southern,
(iv)    any acquisition by a qualified pension plan or publicly held mutual fund,
(v)    any acquisition by an Employee or Group composed exclusively of Employees, or
(vi)    any Business Combination which would not otherwise constitute a Southern Change in Control because of the application of clauses (i), (ii) and (iii) of Section 11.41(a) of this Plan;
(b)    A change in the composition of the Southern Board whereby individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Southern Board; or
(c)    Consummation of a Business Combination, unless, following such Business Combination, all of the following three conditions are met:

(i)    all or substantially all of the individuals and entities who held Beneficial Ownership, respectively, of Southern’s Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 65% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of Southern’s Voting Securities or all or substantially all of Southern’s assets) (such surviving or resulting corporation to be referred to as “Surviving Company”), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Southern’s Voting Securities;
(ii)    no Person (excluding any corporation resulting from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of employees or employee benefit plan (or related trust) of Southern, its subsidiaries, or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 20% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination; and
(iii)    at least a majority of the members of the board of directors of Surviving Company were members of the Incumbent Board at the earlier of the date of execution of the initial agreement, or of the action of the Southern Board, providing for such Business Combination.
11.42    “Southern Committee” means a committee comprised of the Chairman of the Southern Board, the Chief Financial Officer of Southern and the General Counsel of Southern.
11.43    “Stock Retainer” means the annual Board retainer fee that is paid to the Director in the form of Common Stock.
11.44    “Transferred Amount” means an amount (a) equal to the value of a Director’s accounts under the applicable deferred compensation plan for directors of Southern, Georgia Power Company, Mississippi Power Company, or Southern Company Gas and (b) which has been transferred to the Plan in connection with the Director’s transfer from the Southern Board or the board of directors of Georgia Power Company Mississippi Power Company, or Southern Company Gas.
11.45    “Trust Administrator” means the individual or committee that is established in the Deferred Stock Trust and the Deferred Cash Trust, to administer such trusts.
11.46    “Voting Securities” means the outstanding voting securities of a corporation entitling the holder thereof to vote generally in the election of such corporation’s directors.
Where the context requires, words in the masculine gender shall include the feminine gender, words in the singular shall include the plural, and words in the plural shall include the singular.
SECTION 12
Amendment, Termination and Effective Date
12.1    Amendment of the Plan

The Plan may be amended or terminated at any time by the Board of Directors, provided, however, that no such amendment or termination of the Plan shall be effective if such amendment or termination is made or is effective within a period that is (a) six (6) months before, or at any time after, a Preliminary Change in Control and (b) prior to (x) the earlier of such time as the Southern Committee shall have determined that the event that gave rise to such Preliminary Change in Control shall not be Consummated or (y) two years following the respective Change in Control, unless such amendment or termination during such period has the effect of increasing benefits to Participants under the Plan, is determined by the Board of Directors to be immaterial, or applies solely to Directors who, in the case of a Company Change in Control, are not Directors on the date of the respective Preliminary Change in Control, or, in the case of a Southern Change in Control, are not Directors on the date of the respective Southern Change in Control. Following a Change in Control, nothing in this Section 12.1 shall prevent the Board of Directors from amending or terminating the Plan as to any subsequent Change in Control provided that no such amendment or termination shall impair any rights or reduce any benefits previously accrued under the Plan as a result of a previous Change in Control.
12.2    No Impairment of Benefits
Notwithstanding the provisions of Section 12.1 herein, no amendment to or termination of the Plan shall impair any rights to benefits that have accrued hereunder.
12.3    Code Section 409A
All payments of “non-qualified deferred compensation” (within the meaning of Code Section 409A) under this Plan, whether or not expressly designated as such, are intended to comply with the requirements of Code Section 409A, and shall be interpreted in accordance therewith. Neither the Participant nor the Company may accelerate any such deferred payment, except in compliance with Code Section 409A for such events that include but may not be limited to a termination of the Plan.
To the extent of the reimbursement of expenses, (a) there shall be an objectively determinable nondiscretionary definition of expenses eligible for reimbursement; (b) such expenses shall be only those incurred during the Participant’s lifetime; (c) the amount of expenses eligible for reimbursement during a calendar year shall not affect the expenses eligible for reimbursement in any other taxable year; (d) the reimbursement of an eligible expense shall be made on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (e) the right to reimbursement shall not be subject to liquidation or exchange for another benefit.
12.4    Governing Law
This Plan shall be construed in accordance with and governed by the laws of the state in which the Company is incorporated to the extent not inconsistent with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and Code Section 409A.
IN WITNESS WHEREOF, the Plan, as amended and restated effective June 1, 2021, has been executed pursuant to resolutions of the Board, this day of July 21, 2021.

ALABAMA POWER COMPANY
By:	/s/Ceila H. Shorts

Attest:
By:	/s/Amy Riley

PROVISIONS FOR PRE-2005 DEFERRALS UNDER
THE DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS OF ALABAMA POWER COMPANY
SECTION 1

Purpose
1.1    Provisions for Pre-2005 Deferrals: This document (the “Pre-2005 Addendum”) sets forth the operative provisions of the Deferred Compensation Plan for Outside Directors of Alabama Power Company (as amended or amended and restated from time to time, the “Plan”) applicable to “grandfathered” deferrals of Cash Compensation and Stock Retainer made by Participants which are treated by the Company as not subject to Code Section 409A. The Deferred Compensation Account balance (plus earnings thereon) of the grandfathered deferrals shall only be subject to the provisions set forth in this Pre-2005 Addendum. In accordance with transition rules under Code Section 409A, Internal Revenue Service Notice 2005-1, Treasury Regulation Section 1.409A-1 et seq., or any other applicable guidance from the Department of Treasury, these provisions are only intended to preserve the rights and features of the “grandfathered” deferrals and are, therefore, not intended to “materially modify” any aspect of such rights and features. Provisions of this Pre-2005 Addendum should be so construed whenever necessary or appropriate. Provisions in this Pre-2005 Addendum shall only be amended in accordance with this Pre-2005 Addendum’s terms. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Plan (as in effect prior to January 1, 2005).
SECTION 2

Definitions
2.1    “Beneficial Ownership” means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.
2.2    “Board” or “Board of Directors” means the Board of Directors of the Company.
2.3    “Business Combination” means a reorganization, merger or consolidation or sale of Southern with another corporation or an entity treated as a corporation for United States federal income tax purposes.
2.4    “Cash Compensation” means the annual retainer fees and meeting fees payable to a Director in cash.
2.5    “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

2.6    “Committee” means the Compensation Committee of the Board, or such other committee as may be designated by the Board to be responsible for administering the Plan and this Pre-2005 Addendum.
2.7    “Common Stock” means the common stock of Southern, including any shares into which it may be split, subdivided, or combined.
2.8    “Company” means Alabama Power Company, or any successor thereto.
2.9    “Company Change in Control” means the following:
(a)    The Consummation of an acquisition by any Person of Beneficial Ownership of 50% or more of the combined voting power of the then outstanding Voting Securities of the Company; provided, however, that for purposes of this Section 2.9, any acquisition by an Employee, or Group composed entirely of Employees, any qualified pension plan, any publicly held mutual fund or any employee benefit plan (or related trust) sponsored or maintained by Southern or any corporation Controlled by Southern shall not constitute a Change in Control;
(b)    Consummation of a reorganization, merger or consolidation of the Company (a “Company Business Combination”), in each case, unless, following such Company Business Combination, Southern Controls the corporation surviving or resulting from such Company Business Combination; or
(c)    Consummation of the sale or other disposition of all or substantially all of the assets of the Company to an entity which Southern does not Control.
2.10    “Compensation Payment Date” means the date on which compensation, including Cash Compensation, and the Stock Retainer, is payable to a Director or compensation which would otherwise be payable to a Director if an election to defer such compensation had not been made.
2.11    “Consummation” means the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation’s shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or agencies.
2.12    “Control” means, in the case of a corporation, Beneficial Ownership of more than 50% of the combined voting power of the corporation’s Voting Securities, or in the case of any other entity, Beneficial Ownership of more than 50% of such entity’s voting equity interests.
2.13    “Deferred Cash Trust” means the Amended and Restated Deferred Cash Compensation Trust Agreement for Directors of The Southern Company and its Subsidiaries, as amended or amended and restated from time to time.

2

2.14    “Deferred Compensation Account” means the Prime Rate Investment Account, the Phantom Stock Investment Account, the Deferred Stock Account, and/or the Stock Dividend Investment Account applicable to “grandfathered” deferrals of Cash Compensation and Stock Retainer made by Participants which are treated by the Company as not subject to Code Section 409A.
2.15    “Deferred Pension Election” means the election by a Director who had a Pension Benefit as of the Termination Date, who made a single one-time election, to credit all his Pension Benefit into (i) the Prime Rate Investment Account or (ii) the Phantom Stock Investment Account in connection with the deferral of receipt of the Director’s Pension Benefit until termination from the Board.
2.16    “Deferred Stock Account” means the bookkeeping account established under Section 5.3 of this Pre-2005 Addendum on behalf of a Director and includes shares of Common Stock credited thereto to reflect the reinvestment of dividends pursuant to Section 5.3(a)(iii) of this Pre-2005 Addendum.
2.17    “Deferred Stock Trust” means the Amended and Restated Deferred Stock Trust Agreement for Directors of The Southern Company and its Subsidiaries, as amended or amended and restated from time to time.
2.18    “Director” means a member of the Board.
2.19    “Distribution Election” means the designation by a Director of the manner of distribution of the amounts and quantities held in the Director’s Deferred Compensation Accounts upon the director’s termination from the Board pursuant to Section 6.3 of this Pre-2005 Addendum.
2.20    “Employee” means an employee of Southern or any of its subsidiaries that are “employing companies” as defined in the Southern Company Deferred Compensation Plan as amended and restated effective January 1, 2005, and as may be amended from time to time.
2.21    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.22    “Funding Change in Control means any of the following:
(a)    The Consummation of an acquisition by any Person of Beneficial Ownership (during the 12-month period ending on the date of the most recent acquisition by such Person) of 35% or more of Southern’s Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions of Southern’s Voting Securities shall not constitute a Funding Change in Control:
(i)    any acquisition directly from Southern;
(ii)    any acquisition by Southern;

3

(iii)    any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Southern or any corporation controlled by Southern;
(iv)    any acquisition by a qualified pension plan or publicly held mutual fund;
(v)    any acquisition by an employee of Southern or its subsidiary or affiliate, or Group composed exclusively of such employees; or
(vi)    any Business Combination which would not otherwise constitute a Funding Change in Control because of the application of clauses (i), (ii) and (iii) of this Section 2.22(a);
(b)    The date a majority of members of the Southern Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Southern Board of Directors before the date of the appointment or election;
(c)    The Consummation of a Business Combination, unless, following such Business Combination, all of the following three conditions are met:
(i)    all or substantially all of the individuals and entities who held Beneficial Ownership, respectively, of Southern’s Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of Southern’s Voting Securities or all or substantially all of Southern’s assets) (such surviving or resulting corporation to be referred to as “Surviving Company”), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Southern’s Voting Securities;
(ii)    no Person (excluding any corporation resulting from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of employees or employee benefit plan (or related trust) of Southern, its subsidiaries or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 35% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination; and
(iii)    the majority of the members of the board of directors of Surviving Company during the 12-month period following the Business Combination were members of the Southern Board of Directors at
4

the earlier of the date of execution of the initial agreement, or of the action of the Southern Board of Directors, providing for such Business Combination or such members of the board of directors of the Surviving Company are directors whose appointment or election was endorsed by a majority of the members of such Southern Board of Directors.
(d)    The Consummation of an acquisition by any Person of Beneficial Ownership (during the 12-month period ending on the date of the most recent acquisition by such Person) of 50% or more of the combined voting power of the then outstanding Voting Securities of the Company; provided, however, that for purposes of this Section 2.22(d), any acquisition by an employee of Southern or its subsidiary or affiliate, or Group composed entirely of such employees, any qualified pension plan, publicly held mutual fund or any employee benefit plan (or related trust) sponsored or maintained by Southern or any corporation Controlled by Southern shall not constitute a Funding Change in Control;
(e)    The Consummation of a reorganization, merger or consolidation of the Company with another corporation (a “Funding Subsidiary Business Combination”), in each case, unless, following such Funding Subsidiary Business Combination, Southern Controls the corporation surviving or resulting from such Funding Subsidiary Business Combination, or
(f)    The Consummation of the sale or other disposition of all or substantially all of the assets of the Company to an entity that Southern does not Control; provided, however, that for purposes of this subsection (f) the following sales or dispositions otherwise described herein shall not constitute a Funding Change in Control:
(i)    the sale or other disposition of all or substantially all of the assets of the Company to Southern or to a shareholder of Southern in exchange for or with respect to such shareholder’s stock of Southern;
(ii)    the sale of other disposition of all or substantially all of the assets of the Company to a Person that owns, directly or indirectly, 50% or more of the total value or voting power of the outstanding stock of Southern; or
(iii)    the sale or other disposition of all or substantially all of the assets of the Company to an entity Controlled by shareholders of Southern that hold, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of Southern.
For purposes of this Section 2.22(f) “all or substantially all of the assets” means at least 80% of the gross value of the assets of the entity immediately before the acquisition.

5

2.23    “Funding Event” shall mean the occurrence of any of the following events as administratively determined by the Southern Committee:
(a)    Southern or the Company has entered into a written agreement, such as, but not limited to, a letter of intent, which, if Consummated, would result in a Funding Change in Control;
(b)    Southern, the Company or any other Person publicly announces an intention to take or to consider taking actions which, if Consummated, would result in a Funding Change in Control under circumstances where the Consummation of the announced action or intended action is legally and financially possible;
(c)    Any Person acquires Beneficial Ownership of fifteen percent (15%) or more of the Common Stock; or
(d)    The Southern Board of Directors or the board of directors of the Company elects to otherwise fund the Deferred Cash Trust and Deferred Stock Trust in accordance with the provisions of Section 7 of this Pre-2005 Addendum.
2.24    “Funding Subsidiary Business Combination” shall have the meaning set forth in Section 2.22(e) hereof.
2.25    “Group” has the meaning set forth in Section 14(d) of the Exchange Act.
2.26    “Incumbent Board” means those individuals who constitute the Southern board of directors as of January 1, 2008, plus any individual who shall become a director subsequent to such date whose election or nomination for election by Southern’s shareholders was approved by a vote of at least 75% of the directors then comprising the Incumbent Board. Notwithstanding the foregoing, no individual who shall become a director of the Southern board of directors subsequent to January 1, 2008, whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the regulations promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Southern board of directors shall be a member of the Incumbent Board.
2.27    “Market Value” means the average of the high and low prices of the Common Stock, as published in the Wall Street Journal in its report of New York Stock Exchange composite transactions, on the date such Market Value is to be determined, as specified herein (or the average of the high and low sale prices on the trading day immediately preceding such date if the Common Stock is not traded on the New York Stock Exchange on such date).
2.28    “Participant” means a Director or former Director who has an unpaid Deferred Compensation Account balance under this Pre-2005 Addendum.

6

2.29    “Participating Companies” means those companies that are affiliated with Southern whose boards of directors have authorized the establishment of trust(s) for the funding of their respective directors’ Deferred Compensation Accounts under their respective Deferred Compensation Plans for Directors, including the Plan as maintained by the Company for its Directors.
2.30    “Pension Benefit” means the U.S. dollar amount of the actuarially-determined present value of benefits based on a Director’s expected service at the required retirement date under The Southern Company Outside Directors Pension Plan, as calculated as of the Termination Date, plus accrued earnings on such amount calculated as if invested at the Prime Interest Rate from the Termination Date, until such amount is invested in Deferred Compensation Accounts.
2.31    “Pension Benefit Investment Date” means the date to be determined by the Committee, as of which the Director’s Pension Benefit will be credited to a Deferred Compensation Account in accordance with the director’s Deferred Pension Election.
2.32    “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.
2.33    “Phantom Stock Investment Account” means the bookkeeping account established pursuant to Section 5.2 of this Pre-2005 Addendum in which a Director may elect to defer Cash Compensation or make investments, and includes amounts credited thereto to reflect the reinvestment of dividends.
2.34    “Plan” means the Deferred Compensation Plan for Outside Directors of Alabama Power Company as from time to time in effect.
2.35    “Plan Period” means the period designated in Section 4.
2.36    “Preliminary Change in Control” means the occurrence of any of the following as determined by the Southern Committee:
(a)    Southern or the Company has entered into a written agreement, such as, but not limited to, a letter of intent, which, if Consummated, would result in a Southern Change in Control or a Company Change in Control, as the case may be;
(b)    Southern, the Company or any Person publicly announces an intention to take or to consider taking actions which, if Consummated, would result in a Southern Change in Control or a Company Change in Control under circumstances where the Consummation of the announced action or intended action is legally and financially possible;
(c)    Any Person becomes the Beneficial Owner of fifteen percent (15%) or more of the Common Stock; or

7

(d)    The Southern board of directors or the board of directors of the Company has declared that a Preliminary Change in Control has occurred.
2.37    “Prime Interest Rate” means the prime rate of interest as published in the Wall Street Journal, or its successor on the first day of the applicable calendar quarter.
2.38    “Prime Rate Investment Account” means the bookkeeping account established pursuant to Section 5.1 of this Pre-2005 Addendum in which a Director may elect to defer Cash Compensation or make investments, the investment return on which is computed at the Prime Interest Rate.
2.39    “Southern” means The Southern Company.
2.40    “Southern Change in Control” means any of the following:
(a)    The Consummation of an acquisition by any Person of Beneficial Ownership of 20% or more of Southern’s Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions of Southern’s Voting Securities shall not constitute a Change in Control:
(i)    any acquisition directly from Southern,
(ii)    any acquisition by Southern,
(iii)    any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Southern or any corporation controlled by Southern,
(iv)    any acquisition by a qualified pension plan or publicly held mutual fund,
(v)    any acquisition by an Employee or Group composed exclusively of Employees, or
(vi)    any Business Combination which would not otherwise constitute a Change in Control because of the application of clauses (i), (ii) and (iii) of Section 2.40(a) of this Pre-2005 Addendum;
(b)    A change in the composition of Southern’s board of directors whereby individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of Southern’s board of directors; or
(c)    Consummation of a Business Combination, unless, following such Business Combination, all of the following three conditions are met:
(i)    all or substantially all of the individuals and entities who held Beneficial Ownership, respectively, of Southern’s Voting Securities immediately prior to such Business Combination beneficially own,
8

directly or indirectly, 65% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of Southern’s Voting Securities or all or substantially all of Southern’s assets) (such surviving or resulting corporation to be referred to as “Surviving Company”), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Southern’s Voting Securities;
(ii)    no Person (excluding any corporation resulting from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of employees or employee benefit plan (or related trust) of Southern, its subsidiaries, or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 20% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination; and
(iii)    at least a majority of the members of the Board were members of the Incumbent Board at the earlier of the date of execution of the initial agreement, or of the action of the Southern board of directors, providing for such Business Combination.
2.41    “Southern Committee” means a committee comprised of the Chairman of the Southern Board, the Chief Financial Officer of Southern, and the General Counsel of Southern.
2.42    “Stock Dividend Investment Account” means the bookkeeping account(s) established pursuant to Section 5.4 of this Pre-2005 Addendum on behalf of a Director that is credited with shares of stock, other than Common Stock, paid as a dividend on shares of Common Stock.
2.43    “Stock Retainer” means the annual Board retainer fee that is paid to the Director in the form of Common Stock.
2.44    “Termination Date” means January 1, 1997, the date as of which The Southern Company Outside Directors Pension Plan was effectively terminated.
2.45    “Trust Administrator” means the individual or committee that is established in the Deferred Stock Trust and the Deferred Cash Trust, to administer such trusts on behalf of the Participating Companies.
2.46    “Voting Securities” means the outstanding voting securities of a corporation entitling the holder thereof to vote generally in the election of such corporation’s directors.

9

Where the context requires, words in the masculine gender shall include the feminine gender, words in the singular shall include the plural, and words in the plural shall include the singular.
SECTION 3

Eligibility
For so long as a Director has a Deferred Compensation Account balance governed by this Pre-2005 Addendum, he or she shall be a Participant in the Plan for purposes of this Pre-2005 Addendum, and such Deferred Compensation Account balance shall be maintained and administered solely in accordance with the terms of this Pre-2005 Addendum.
SECTION 4

Plan Periods
No new deferral elections may be made which are subject to this Pre-2005 Addendum.
SECTION 5

Accounts
5.1    Prime Rate Investment Account
A Prime Rate Investment Account shall be established for each Director electing deferral of Cash Compensation for investment at the Prime Interest Rate. The amount directed by the Director to such account shall be credited to it as of the Pension Benefit Investment Date or Compensation Payment Date, as applicable, and credited thereafter with interest computed using the Prime Interest Rate. Interest shall be computed from the date such compensation is credited to the account and compounded quarterly at the end of each calendar quarter. The Prime Interest Rate in effect on the first day of a calendar quarter shall be deemed the Prime Interest Rate in effect for that entire quarter. Interest shall accrue and compound on any balance until the amount credited to the account is fully distributed.
5.2    Phantom Stock Investment Account
The Phantom Stock Investment Account established for each Director electing deferral of Cash Compensation for investment at the Common Stock investment rate shall be credited with the number of shares (including fractional shares rounded to the nearest ten-thousandth) of Common Stock which could have been purchased on the Pension Benefit Investment Date or the Compensation Payment Date, as applicable, as determined by dividing the applicable compensation by the Market Value on such date. On the date of the payment of dividends on the Common Stock, the Director’s Phantom Stock Investment Account shall be credited with additional shares (including fractional shares rounded to the nearest ten-thousandth) of Common Stock, as follows:

10

(a)    In the case of cash dividends, such additional shares as would have been purchased as of the Common Stock dividend record date as if the credited shares had been outstanding on such date and dividends reinvested thereon under the Southern Company Southern Investment Plan;
(b)    In the case of dividends payable in property other than cash or Common Stock, such additional shares as could be purchased at the Market Value as of the date of payment with the fair market value of the property which would have been payable if the credited shares had been outstanding; and
(c)    In the case of dividends payable in Common Stock, such additional shares as would have been payable on the credited shares as if they had been outstanding.
5.3    Deferred Stock Account
(a)    A Director’s Deferred Stock Account will be credited:
(i)    with the number of shares of Common Stock (rounded to the nearest ten thousandth of a share) determined by dividing the sum of the amount of Cash Compensation subject to deferral or investment in the Deferred Stock Account and the Stock Retainer (that is denominated in dollars), by the average price paid by the Trust Administrator of the Deferred Stock Trust for shares of Common Stock with respect to the Pension Benefit Investment Date or the Compensation Payment Date, as applicable, as reported by the Trust Administrator, or if the Trust Administrator shall not at such time purchase any shares of Common Stock, by the Market Value on such date;
(ii)    as of the date on which Stock Retainer (that is denominated in shares of Common Stock) is paid, with the number of shares of Common Stock payable to the Director as his Stock Retainer; and
(iii)    as of each date on which dividends are paid on the Common Stock, with the number of shares of Common Stock (rounded to the nearest ten thousandth of a share) determined by multiplying the number of shares of Common Stock credited in the Director’s Deferred Stock Account on the dividend record date, by the dividend rate per share of Common Stock, and dividing the product by the price per share of Common Stock attributable to the reinvestment of dividends on the shares of Common Stock held in the Deferred Stock Trust on the applicable dividend payment date or, if the Trust Administrator of the Deferred Stock Trust has not reinvested in shares of Common Stock on the applicable dividend reinvestment date, the product shall be divided by the Market Value on the dividend payment date.

11

(b)    If Southern enters into transactions involving stock splits, stock dividends, reverse splits or any other recapitalization transactions, the number of shares of Common Stock credited to a Director’s Deferred Stock Account will be adjusted (rounded to the nearest ten thousandth of a share) so that the Director’s Deferred Stock Account reflects the same equity percentage interest in Southern after the recapitalization as was the case before such transaction.
(c)    If at least a majority of Southern’s stock is sold or exchanged by its shareholders pursuant to an integrated plan for cash or property (including stock of another corporation) or if substantially all of the assets of Southern are disposed of and, as a consequence thereof, cash or property is distributed to Southern’s shareholders, each Director’s Deferred Stock Account will, to the extent not already so credited under this Section 5.3, be (i) credited with the amount of cash or property receivable by a Southern shareholder directly holding the same number of shares of Common Stock as is credited to such Director’s Deferred Stock Account and (ii) debited by that number of shares of Common Stock surrendered by such equivalent Southern shareholder.
(d)    Except as expressly provided in this Pre-2005 Addendum, a Director shall have no rights as a stockholder of Southern with respect to the Director’s Deferred Stock Account unless and until such Common Stock is paid to the Director.
5.4    Stock Dividend Investment Account
(a)    A Director’s Stock Dividend Investment Account will be credited as of the date on which a dividend is paid in stock other than Common Stock to the Company’s common stockholders with the number of shares of such other corporation’s stock receivable by such Southern common stockholder. Thereafter, if dividends are paid on the above-described non-Common Stock dividends, such subsequent dividends shall be credited in the same manner as described in Section 5.3(a)(iii) of this Pre-2005 Addendum.
(b)    Except as expressly provided herein, a Director shall have no rights as a stockholder of any corporation the common stock of which is credited to the Director’s Stock Dividend Investment Account.
SECTION 6

Distributions
6.1    Upon the termination of a Director’s membership on the Board the amount credited to a Director’s Deferred Compensation Accounts will be paid to the Director or his beneficiary, as applicable, in the following manner:
(a)    the amount credited to a Director’s Prime Rate Investment Account and Phantom Stock Investment Account shall be paid in cash;

12

(b)    the amount credited to a Director’s Deferred Stock Account shall, except as otherwise provided in Sections 5.3 and 6.6 of this Pre-2005 Addendum, or to the extent the Company is otherwise, in the reasonable judgment of the Committee, precluded from doing so, be paid in shares of Common Stock (with any fractional share interest therein paid in cash to the extent of the then Market Value thereof); and
(c)    the amount credited to a Stock Dividend Investment Account shall, except as otherwise provided in Section 6.6 of this Pre-2005 Addendum, be paid from the assets in the Deferred Stock Trust in shares of the applicable corporation, however if there is not a sufficient number of shares held in the Trust, the remainder shall be paid in cash based upon the Market Value of such shares held in the Trust, the remainder shall be paid in cash based upon the Market Value of such shares.
Such payments shall be from the general assets of the Company (including the Deferred Cash Trust and the Deferred Stock Trust) in accordance with this Section 6.
6.2    Unless other arrangements are specified by the Committee on a uniform and nondiscriminatory basis, deferred amounts shall be paid in the form of (i) a lump sum payment, or (ii) in approximately equal annual or quarterly installments, as elected by the Director pursuant to the provisions of Section 6.3 of this Pre-2005 Addendum, provided, however, that payments shall be made only in a single lump sum if payment commences due to termination for cause. Such payments shall be made (or shall commence) as soon as practicable following the termination of Board membership or, if so elected in the Distribution Election, up to twenty-four (24) months following such termination.
If at the time of a Director’s termination of Board membership, his Deferred Compensation Accounts have a cumulative balance of less than $75,000, the balance of the Deferred Compensation Accounts may be distributed in a single lump sum payment or in three or fewer approximately equal annual installments, in the discretion of the Committee if the Director has elected a longer installment payout period.
In the event a Director elected to receive the balance of his Deferred Compensation Accounts in a lump sum, distribution shall be made on the first day of the month selected by the Director on his Distribution Election, or as soon as reasonably possible thereafter. If the Director elected to receive annual or quarterly installments, the first payment shall be made on the first day of the month selected by a Director, or as soon as reasonably possible thereafter, and shall be equal to the balance in the Director’s Deferred Compensation Accounts on such date divided by the number of annual or quarterly installment payments. Each subsequent annual or quarterly payment shall be an amount equal to the balance in the Director’s Deferred Compensation Accounts on the date of payment divided by the number of remaining annual or quarterly payments.
Notwithstanding a Director’s election to receive his Deferred Compensation Account balance in installments, the Committee, upon request of the Director and in its sole discretion, may accelerate the payment of any such installments for cause, such as financial hardship or
13

financial emergency. The Market Value of any shares of Common Stock credited to a Director’s Phantom Stock Investment Account shall be determined as of the date of any lump sum or installment distribution as determined by the Committee.
Upon the death of a Director, or a former Director prior to the payment of all amounts credited to the Director’s Deferred Compensation Accounts, the unpaid balance shall be paid in a lump sum to the designated beneficiary of such Director or former Director within sixty (60) days of the date of death (or as soon as reasonably possible thereafter). In the event a beneficiary designation has not been made, or the designated beneficiary is deceased or cannot be located, payment shall be made to the estate of the Director or former Director. The Market Value of any shares of Common Stock credited to a Director’s Phantom Stock Investment Account shall be determined as of the date of any lump sum distribution.
6.3    Distribution Election
(a)    Except as set forth in Section 6.3 (b) of this Pre-2005 Addendum, prior to the initial establishment of a Deferred Compensation Account for a Director, the Director must elect, in writing, that upon termination from the Board of Directors the values and quantities held in the Directors Deferred Compensation Accounts be distributed to the Director, pursuant to the provisions of this Section 6, in a lump sum or in a series of annual or quarterly installments not to exceed fifteen (15) years. Distributions from the Prime Rate Investment Account and Phantom Stock Investment Account can be in a lump sum or in annual or quarterly installments. Distributions from the Deferred Stock Account and Stock Dividend Investment Account can be lump sum or annual installments. The time for the commencement of distribution shall not be later than the first day of the month or quarter coinciding with or next following the second anniversary of termination of Board membership.
(b)    Any Director who made a Deferred Pension Election made a Distribution Election at the time the Deferred Pension Election was made attributable to the Pension Benefit and any accumulated investment return.
(c)    Distribution Elections made under Sections 6.3(a) and (b) above are irrevocable except that a Director may amend any of the Distribution Elections then in effect while the Director is still a director of the Company as required under Section 6.6 of this Pre-2005 Addendum provided the amended election is made not later than the 366th day prior to the Director’s termination of Board membership. In addition, any amendment to a Distribution Election must be made on a form prescribed by the Committee and delivered to the Secretary or Assistant Secretary of the Company.
6.4    Beneficiary Designation
A Director or former Director may designate a beneficiary to receive distributions under this Pre-2005 Addendum in accordance with the provisions of this Section 6 upon the death of the
14

director. The beneficiary designation may be changed by a Director or former Director at any time, and without the consent of the prior beneficiary.
6.5    Form of Election
All elections pursuant to the provisions of this Section 6 of the Pre-2005 Addendum shall be made in writing to the Secretary or Assistant Secretary of the Company on a form or forms available upon request of the Secretary or Assistant Secretary.
6.6    Distribution Limitations
    Notwithstanding any other provision of this Pre-2005 Addendum: (i) elections under this Pre-2005 Addendum may only be made by Directors while they are directors of the Company (with the exception of the designation of beneficiaries), and (ii) distributions otherwise payable to a Director in the form of Common Stock or other corporation’s stock shall be delayed and/or instead paid in cash in an amount equal to the fair market value thereof if such payment in Common Stock would violate any federal or State securities laws (including Section 16(b) of the Securities Exchange Act of 1934, as amended) and/or rules and regulations promulgated thereunder.
SECTION 7

Change in Control and Other Special Provisions
7.1    Notwithstanding any other terms of this Pre-2005 Addendum to the contrary, following a Funding Event or a Preliminary Change in Control as the case may be, the provisions of this Section 7 shall apply to the payment of benefits under this Pre-2005 Addendum with respect to any Director who is a Participant on such date.
7.2    The Deferred Cash Trust and the Deferred Stock Trust (collectively “Trusts”) have been established to hold assets of the Participating Companies under certain circumstances as a reserve for the discharge of the Company’s obligations under the Pre-2005 Addendum. In the event of a Funding Event involving a Funding Change in Control of Southern or the Company, the Company shall be obligated to immediately contribute such amounts to the Trusts as may be necessary to fully fund all benefits payable under this Pre-2005 Addendum in accordance with the procedures set forth in Section 7.3 hereof. All assets held in the Trusts remain subject only to the claims of Southern’s and the Participating Companies’ general creditors whose claims against Southern and the Participating Companies are not satisfied because of Southern’s or the Participating Companies’ bankruptcy or insolvency (as those terms were defined in the Trusts as in effect prior to January 1, 2005). No Participant has any preferred claim on, or beneficial ownership interest in, any assets of the Trusts before the assets are paid to the Participant and all rights created under the Trusts, as under this Pre-2005 Addendum, are unsecured contractual claims of the Participant against the Company.
7.3    As soon as practicable following a Funding Event, the Company shall contribute an amount based upon the funding strategy adopted by the Trust Administrator with
15

the assistance of an appointed actuary necessary to fulfill the Company’s obligations pursuant to this Section 7. In the event of a dispute over such actuary’s determination, the Company and any complaining Participant(s) shall refer such dispute to an independent, third party actuarial consultant, chosen by the Company and such Participant. If the Company and the Participant cannot agree on an independent, third party actuarial consultant, the actuarial consultant shall be chosen by lot from an equal number of actuaries submitted by the Company and the applicable Trust Administrator. Any such referral shall only occur once in total and the determination by the third-party actuarial consultant shall be final and binding upon both parties. The Company shall be responsible for all of the fees and expenses of the independent actuarial consultant.
7.4    In the event of a Southern Change in Control or a Company Change in Control, notwithstanding anything to the contrary in this Pre-2005 Addendum, upon termination as a Director, that amount in the Deferred Compensation Plan Account(s) of a Participant who was a Director determined as of such Change in Control shall be paid out in a lump sum if such Participant makes an election pursuant to procedures established by the Trust Administrator, in its sole and absolute discretion. If no such election is made, the Director shall receive payment of his Accounts solely in accordance with Section 6 of this Pre-2005 Addendum.
SECTION 8

General Provisions
8.1    In the event that the Company shall decide to establish an advance accrual reserve on its books against the future expense of payments from any Deferred Compensation Accounts, such reserve shall not under any circumstances be deemed to be an asset of this Pre-2005 Addendum but, at all times, shall remain a part of the general assets of the Company, subject to claims of the Company’s creditors.
8.2    A person entitled to any amount under this Pre-2005 Addendum shall be a general unsecured creditor of the Company with respect to such amount. Furthermore, a person entitled to a payment or distribution with respect to a Deferred Compensation Account shall have a claim upon the Company only to the extent of the balance in his Deferred Compensation Accounts.
8.3    The Company will pay all commissions, fees, and expenses that may be incurred in operating the Pre-2005 Addendum.
8.4    The Company will pay its prorated share of all commissions, fees, and expenses that may be incurred in operating any trust(s) established under this Pre-2005 Addendum (including the Deferred Stock Trust and the Deferred Cash Trust).
8.5    Notwithstanding any other provision of this Pre-2005 Addendum:

16

(a)    elections under this Pre-2005 Addendum may only be made by Directors while they are directors of the Company; (with the exception of the designation of beneficiaries); and
(b)    distributions otherwise payable to a Director in the form of Common Stock or other corporation’s stock shall be delayed and/or instead paid in cash in an amount equal to the fair market value thereof if such payment in stock would violate any federal or State securities laws (including Section 16(b) of the Securities Exchange Act of 1934, as amended) and/or rules and regulations promulgated thereunder.
8.6    Directors, their legal representatives and their beneficiaries shall have no right to anticipate, alienate, sell, assign, transfer, pledge or encumber their interests in the Pre-2005 Addendum, nor shall such interests be subject to attachment, garnishment, levy or execution by or on behalf of creditors of the Directors or of their beneficiaries.
SECTION 9

Administration
9.1    General Provisions
The Committee shall administer the Pre-2005 Addendum in accordance with its terms and shall have all powers necessary to carry out the provisions of the Pre-2005 Addendum as may be more particularly set forth herein. The Committee shall interpret the Pre-2005 Addendum and shall determine all questions arising in the administration, interpretation, and application of the Pre-2005 Addendum. Any such determination by the Committee shall be conclusive and binding on all persons. The Committee shall be the Pre-2005 Addendum’s agent for service of process.
The Committee may delegate to such officers, employees, or departments of the Company or Southern, such authority, duties, and responsibilities of the Committee as it, in its sole discretion, considers necessary or appropriate for the proper and efficient operation of the Pre-2005 Addendum, including, without limitation, (i) interpretation of the Pre-2005 Addendum, (ii) approval and payment of claims, and (iii) establishment of procedures for administration of the Pre-2005 Addendum.
9.2    Claims Process
If a claim for benefits under the Pre-2005 Addendum is denied, in whole or in part, the Committee will provide a written notice of the denial within a reasonable period of time, but not later than 90 days after the claim is received. If special circumstances require more time to process the claim, the Committee will issue a written explanation of the special circumstances prior to the end of the 90 day period and a decision will be made as soon as possible, but not later than 180 days after the claim is received.
The written notice of claim denial will include:

17

•    Specific reasons why the claim was denied;
•    Specific references to applicable provisions of the Pre-2005 Addendum document or other relevant records or papers on which the denial is based, and information about where a Participant or his or her beneficiary may see them;
•    A description of any additional material or information needed to process the claim, and an explanation of why such material or information is necessary; and
•    An explanation of the claims review procedure, including the time limits applicable to such procedure, as well as a statement notifying the Participant or his or her beneficiary of their right to file suit if the claim for benefits is denied, in whole or in part, on review.
Upon request, a Participant or his or her beneficiary will be provided without charge, reasonable access to, and copies of, all non-confidential documents that are relevant to any denial of benefits. A claimant has 60 days from the day he or she receives the original denial to request a review. Such request must be made in writing and sent to the Committee. The request should state the reasons why the claim should be reviewed and may also include evidence or documentation to support the claimant’s position.
The Committee will reconsider the claimant’s claim, taking into account all evidence, documentation, and other information related to the claim and submitted on the claimant’s behalf, regardless of whether such information was submitted or considered in the initial denial of the claim. The Committee will make a decision within 60 days. If special circumstances require more time for this process, the claimant will receive written explanation of the special circumstances prior to the end of the initial 60 day period and a decision will be sent as soon as possible, but not later than 120 days after the Committee receives the request.
No legal action to recover benefits or enforce or clarify rights under the Pre-2005 Addendum can be commenced until the Participant or his or her beneficiary has first exhausted the claims and review procedures provided under the Pre-2005 Addendum.
SECTION 10

Amendment and Termination
10.1    Amendment of the Pre-2005 Addendum
This Pre-2005 Addendum may be amended or terminated at any time by the Board in its sole discretion at any time and from time to time by written resolution expressly modifying this Pre-2005 Addendum; provided, however, that no such amendment or termination shall impair any rights to any benefits that have accrued hereunder, and further provided that no such amendment or termination of the Pre-2005 Addendum shall be effective if such amendment or termination is made or is effective within a period that is (a) six (6) months before, or at any time after, a Preliminary Change in Control and (b) prior to (x) the earlier of such time as the Southern Committee shall have determined that the event that gave rise to such Preliminary Change in
18

Control shall not be Consummated or (y) two years following the respective Change in Control, unless such amendment or termination during such period has the effect of increasing benefits to Participants under the Pre-2005 Addendum, is determined by the Board of Directors to be immaterial, or applies solely to Directors who, in the case of a Company Change in Control, are not Directors on the date of the respective Preliminary Change in Control, or, in the case of a Southern Change in Control, are not Directors on the date of the respective Southern Change in Control. Following a Change in Control, nothing in this Section 10.1 shall prevent the Board of Directors from amending or terminating the Pre-2005 Addendum as to any subsequent Change in Control provided that no such amendment or termination shall impair any rights or reduce any benefits previously accrued under the Pre-2005 Addendum as a result of a previous Change in Control. It is the Company’s intent that any modification to this Pre-2005 Addendum shall not constitute nor shall it be interpreted to be a “material modification” of any right or feature of this Pre-2005 Addendum as such term is defined under Code Section 409A, Internal Revenue Service Notice 2005-1, Treasury Regulation Section 1.409A-1 et seq., or any subsequent guidance promulgated by the Treasury Department, unless the Pre-2005 Addendum is amended contemporaneously to comply with Code Section 409A.
10.2    Governing Law
This Pre-2005 Addendum shall be construed in accordance with and governed by the laws of the state in which the Company is incorporated to the extent not inconsistent with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and Code Section 409A.

19